                                                                Exhibit 10.13(b)

                                AMENDMENT NO. 1

                                       TO

                       INDENTURE AND SERVICING AGREEMENT

                                 -------------

                             CREDITRUST SPV2, LLC,
                                   as Issuer


                                      and


                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
               as Trustee and Backup Servicer of the Receivables


                                      and


                            CREDITRUST CORPORATION,
                         as Servicer of the Receivables

                                      and

                        ASSET GUARANTY INSURANCE COMPANY
                                as Note Insurer


                         Dated as of February 16, 1999

                                 -------------

               CREDITRUST RECEIVABLES-BACKED NOTES, SERIES 1998-1

                              -------------------

     This Amendment No. 1 to Indenture and Servicing Agreement, dated as of February 16, 1999 (this "Amendment No. 1"), is executed by and among Creditrust SPV2, LLC, as issuer (the "Issuer"), Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee"), and as backup servicer (in such capacity, the "Backup Servicer"), Creditrust Corporation, as servicer (the "Servicer") and Asset Guaranty Insurance Company, as note insurer (the "Note Insurer").

                                    RECITALS

     WHEREAS, the parties hereto have executed and delivered an Indenture and Servicing Agreement (the "Indenture") dated as of June 1, 1998, by and among the Issuer, the Trustee and Backup Servicer, the Servicer and the Note Insurer in connection with the issuance and sale by the Issuer of the 6.43% Creditrust Receivables-Backed Notes, Series 1998-1;

     WHEREAS, the Servicer intends to make an underwritten public offer of shares of its common stock, which may include certain shares of common stock of Joseph K. Rensin, pursuant to an underwriting agreement among Servicer, Joseph
K. Rensin, and the underwriters named therein (the "1999 Offering");

     WHEREAS, Section 8.01(l) of the Indenture provides, in part, that any reduction of Mr. Rensin's personal investment in the Servicer below an amount equal to 51% of the outstanding common stock of the Servicer constitutes a Servicer Default, and since a Servicer Default would occur as a result of the 1999 Offering, the parties hereto have agreed to amend the Indenture; and,

     WHEREAS, the parties hereto have obtained the consent (the "Consent") of the Noteholders evidencing not less than 66 2/3% of the Voting Interests, and the Trustee has furnished to the Rating Agency and the Placement Agent written notification of the substance of this Amendment No. 1 and the Consent.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Noteholders to the extent provided herein:


                                   ARTICLE I
                   DEFINITIONS; AMENDMENTS; TRUSTEE COVENANT

     SECTION 1.1. Definitions. Any capitalized term used herein but not defined herein shall have the meaning ascribed to it in the Indenture.

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     SECTION 1.2.  General Covenants of Servicer.  (a) SECTION 7.07(b) of the
Indenture is hereby amended to read as follows:

          "(b)  Stockholders' Equity.  Servicer shall not permit its
                --------------------
     stockholders' equity as required to be shown on its consolidated financial statements in accordance with GAAP to be less than the sum of (i) $20,000,000, plus (ii) 75% of the cumulative after-tax consolidated net income of the Servicer for the period commencing on October 1, 1998 and ending at the end of the Servicer's then most recent fiscal quarter (treated for this purpose as a single accounting period), plus (iii) 75% of the net proceeds received by the Servicer from any issuance for cash of common or preferred stock of Servicer. For purposes of this section, if net earnings of the Servicer for any period shall be less than zero, the amount calculated pursuant to clause (ii) above for such period shall be zero."

     (b) SECTION 7.07 of the Indenture is hereby amended by adding the following provisions at the end of that Section:

          "(n)   Servicer shall not permit the ratio of the Debt of
     Servicer to stockholders' equity of the Servicer as required to be shown on its consolidated financial statements in accordance with GAAP to be greater than 2.5 to 1, at the end of any fiscal quarter of Servicer commencing with its fiscal quarter ending March 31, 1999. In any measurement of Debt for purposes of this covenant, the amount of the Debt shall be reduced by the amount of any reserves held by a creditor, or held by a trustee or other fiduciary for the benefit of such creditor, to secure the repayment of such Debt.

          The term "Debt" as used in this Section 7.07(n), with respect to
                    ----
     Servicer means, at any date of determination and without duplication:
     (i) obligations created, issued or incurred by Servicer for borrowed money; (ii) obligations of Servicer to pay the deferred portion of the purchase price of property or services, other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business; (iii) obligations of Servicer as a lessee which are capitalized in accordance with GAAP; and (iv) obligations of other Persons of the type described in clauses (i), (ii) and (iii) of this definition to the extent guaranteed by Servicer; the term "Debt" excludes obligations created, issued or incurred by a subsidiary of Servicer for borrowed money, whether or not such obligations are required to be shown on the consolidated financial statements of Servicer under GAAP, except to the extent that any such obligations are created, issued, incurred or guaranteed by Servicer.

          (o) Servicer shall not permit the ratio of Current Assets to Current Liabilities to be less than 2 to 1, at the end of any fiscal quarter of Servicer commencing with its fiscal quarter ending
     March 31, 1999.

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

          The term "Current Assets" means the sum of the following, as
                    --------------
     and to the extent required to be shown on the consolidated financial statements of Servicer in accordance with GAAP: (i) all cash and cash equivalents, plus (ii) other marketable securities valued at fair market value.

          The term "Current Liabilities" means all accounts payable and
                    -------------------
     accrued expenses as and to the extent required to be shown on the consolidated financial statements of Servicer in accordance with GAAP."

     SECTION 1.3. Servicer Default. SECTION 8.01(l) of the Indenture is hereby amended to read as follows:

          "(l) There occurs any reduction of Joseph K. Rensin's personal investment in Servicer: (1) below an amount equal to 35% of the outstanding common stock of Servicer; or (2) except for the sale of up to 1,050,000 shares of common stock of Servicer on or before May 15, 1999, as the result of sales of common stock of Servicer by Joseph K. Rensin. For purposes of the preceding sentence, the personal investment in Servicer by Joseph K. Rensin shall not be deemed to have been reduced as the result of any transfers by Joseph K. Rensin to family members, personal foundations, trusts, partnerships, limited liability companies and the like for estate planning purposes so long as Joseph K. Rensin retains the ability to participate in decisions to vote and dispose of such common stock."

     SECTION 1.4. Trustee Covenant. In accordance with Section 11.01(d) of the Indenture, the Trustee hereby agrees and covenants to furnish, promptly after the execution of this Amendment No. 1, written notification of the substance of this Amendment No. 1 and the Consent to each of the Noteholders.

     SECTION 1.5. Required Reserve Amount. Section 1 of the Indenture is hereby amended by changing the definition of Required Reserve Amount to read in its entirety as follows, effective on the date which is five (5) Business Days after the 1999 Offering is closed. Not later than such effective date, the Issuer will cause to be deposited with Trustee the amount necessary to increase the amount on deposit in the Reserve Account to $1,300,000.

          " 'Required Reserve Amount' means the amount required to be
            ------------------------
     maintained on deposit in the Reserve Account for so long as the Notes are outstanding. The amount is $1,300,000."


                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

     SECTION 2.1. Amendment. This Amendment No. 1 shall only be amended in the same manner as the Indenture shall be amended.

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     SECTION 2.2.  Entire Agreement; Effect.  This Amendment No.1, together with the Transaction Documents, is intended by the parties to and does constitute the entire agreement of the parties with respect to the transaction contemplated hereunder. This Amendment No. 1 supersedes any and all prior understandings, and it does not alter, amend or waive any of the terms or provisions of the Indenture except for those terms or provisions expressly amended hereby.

     SECTION 2.3. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Amendment No.1 shall be determined in accordance with such laws, including Section 5-1401 of the General Obligation Law of New York, but otherwise without regard to conflict of laws provisions.

     SECTION 2.4. Severability of Provisions; Counterparts. If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid or unenforceable in any jurisdiction, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or the Notes, or the rights of the Noteholders. This Amendment No. 1 may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

     SECTION 2.5. Note Insurer. This Amendment No. 1 is not evidence of any position by the Note Insurer, affirmative or negative, as to whether action by the Noteholders, or any other party, is required in addition to the execution of this Amendment No. 1 by the Note Insurer. No representation is made by the Note Insurer as to the necessity for or the satisfaction of any additional action or condition under the Indenture with respect to the amendment thereof. This Amendment No. 1 does not modify the obligations of Note Insurer under the policy as set forth therein.

     SECTION 2.6. Effective Date. This Amendment No. 1 shall be of no force and effect unless and until the 1999 Offering is closed.








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     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed by their respective officers as of the day and year first above written.


                                    CREDITRUST SPV2, LLC,
                                     as Issuer

                                    By:  /s/ Joseph K. Rensin
                                        --------------------------------
                                        Joseph K. Rensin
                                        President

                                    CREDITRUST CORPORATION,
                                     as Servicer

                                    By:  /s/ Joseph K. Rensin
                                        --------------------------------
                                        Joseph K. Rensin
                                        Chairman and
                                        Chief Executive Officer

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, not in its individual capacity, but solely as Trustee and as Backup Servicer

                                    By:  /s/ Bruce C. Wandersee
                                        --------------------------------
                                        Bruce C. Wandersee
                                        Assistant Vice President

                                    ASSET GUARANTY INSURANCE
                                     COMPANY

                                    By:  /s/ Scott Mangan
                                        --------------------------------
                                        Scott Mangan
                                        Vice President






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